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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                              COMMUNITY BANKS, INC.
                              Amended and Restated
                                February 12, 2002

                                    ARTICLE 1
                               CORPORATION OFFICE

               Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office, which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

               Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    ARTICLE 2
                              SHAREHOLDERS' MEETING

               Section 2.1 All meetings of the shareholders shall be held at such place or places within or without the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors.

               Section 2.2 The Annual Meeting of the Shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

               Section 2.3 Special meetings of the shareholders may be called at any time by the President, the Chairman of the Board, a majority of the Board of Directors or by shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at any particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at a time, not less than ten nor more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may issue the call.

               Section 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage

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prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these Bylaws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Company.

               Section 2.5 Notice of any proposal by a shareholder which the shareholder desires to submit for a vote at the Company's annual meeting must be submitted to the Company's secretary at the Company's registered address no later than 120 calendar days prior to the anniversary of the date of the Company's proxy materials released to shareholders for the previous year's annual meeting. The notice must include the name and residence address of the notifying shareholder, the number of shares of the Company owned by the notifying shareholder, and a description of the basis for the proposal. A proposal not submitted in the manner or within the time provided herein shall not be included on the agenda for the annual meeting and shall not be deemed to have been submitted on a timely basis.

                                    ARTICLE 3
                             QUORUM OF SHAREHOLDERS

               Section 3.1 The presence, in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present in person, or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    ARTICLE 4
                                  VOTING RIGHTS

               Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing

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in his name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

               Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present in person or by proxy shall decide any questions brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

               Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                                    ARTICLE 5
                                     PROXIES

               Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    ARTICLE 6
                                   RECORD DATE

               Section 6.1 The Board of Directors may fix a time not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares

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which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    ARTICLE 7
                               JUDGES OF ELECTION

               Section 7.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall be all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                    ARTICLE 8
                                    DIRECTORS

               Section 8.1 Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder:

               (a) The name and address of each proposed nominee;

               (b) The age of each proposed nominee;

               (c) The principal occupation of each proposed nominee;

               (d) The number of shares of the Corporation owned by each
                   proposed nominee;

               (e) The total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

               (f) The name and residence address of the notifying shareholder;
                   and

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               (g) The number of shares of the Corporation owned by the
                   notifying shareholder.

               Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

               Section 8.2 No person shall be eligible to be elected as a director if he or she shall have attained the age of seventy-five (75) on or prior to the date of his or her election. Any director of this corporation who attains the age of seventy-five (75) shall cease to be a director (without any action on his or her part) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his term as director would otherwise expire at such shareholders' meeting. Provided however, the foregoing age limitations shall not apply to those individuals nominated as a director of the corporation who were serving as directors of the Upper Dauphin National Bank in 1968.

               Section 8.3 The number of directors that shall constitute the whole Board of Directors shall be not less than five (5) nor more than twenty-five (25). The Board of Directors shall be classified into four classes as nearly equal in number as possible, each class to be elected for a term of four (4) years. The terms of the respective classes shall expire in successive years as provided in Section 8.4 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. The Directors shall be natural persons of full age and need not be residents of Pennsylvania or shareholders of the Corporation.

               Section 8.4 At the 1987 Annual meeting of Shareholders of the Corporation, the shareholders shall elect sixteen (16) directors as follows: four (4) Class A directors to serve until the 1988 Annual Meeting of Shareholders, four (4) Class B directors to serve until the 1989 Annual Meeting of Shareholders, four (4) Class C directors to serve until the 1990 Annual Meeting of Shareholders, and four (4) Class D directors to serve until the 1991 Annual Meeting of Shareholders. Each class shall be elected in a separate election. At each Annual Meeting of Shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of four (4) years, so that the term of office of one class of directors shall expire in each year.

               Section 8.5 Every director must be a shareholder of the Corporation and shall own in his or her own right the number of shares (if any) required by law in order to qualify as such director. Any director shall forthwith cease to be a director when he or she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such director vacated.

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               Section 8.6  The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause of or, within thirty days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

                                    ARTICLE 9
                         VACANCIES ON BOARD OF DIRECTORS

               Section 9.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the present term of office of the directors.

                                   ARTICLE 10
                          POWERS OF BOARD OF DIRECTORS

               Section 10.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

               Section 10.2 The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the President and a minimum of six other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

                                   ARTICLE 11
                       MEETINGS OF THE BOARD OF DIRECTORS

               Section 11.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

               Section 11.2 Regular meetings of the Board of Directors shall be held at such time and in such place consistent with applicable law as the Board of Directors

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shall, from time to time, designate or as may be designated in any notice from the Chairman or President called the meeting.

               Section 11.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail, telegram, or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

               Section 11.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or as permitted herein.

                                    ARTICE 12
                            COMPENSATION OF DIRECTORS

               Section 12.1 No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a director and a reasonable fee to be paid each director for his or her services in attending meetings of the Board or meetings of committees appointed by the Board. The Corporation may reimburse directors for expenses related to their duties as a member of the Board.

                                   ARTICLE 13
                                    OFFICERS

               Section 13.1 The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary, and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

               Section 13.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

               Section 13.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best

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interests of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                   ARTICLE 14
                            THE CHAIRMAN OF THE BOARD

                  Section 14.1 The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by the Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   ARTICLE 15
                                  THE PRESIDENT

                  Section 15.1 The President shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation; shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by these Bylaws or otherwise on the Chairman of the Board.

                                   ARTICLE 16
                               THE VICE PRESIDENT

                  Section 16.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive", "senior", or by departmental or functional classification.

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                                   ARTICLE 17
                                  THE SECRETARY

               Section 17.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   ARTICLE 18
                                  THE TREASURER

               Section 18.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   ARTICLE 19
                               ASSISTANT OFFICERS

               Section 19.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional title as the Board of Directors shall from time to time determine.

                                   ARTICLE 20
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 20.1 The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 20.2 The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

          Section 20.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in this Bylaw unless either a majority of the directors who are not involved in such proceedings ("disinterested directors"), or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under this Bylaw.

          Section 20.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Bylaw.

          Section 20.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity which serving as a director, officer, and/or employee, or as to any action in another capacity while holding such office. The Board of Directors, may, by resolution, provide for additional indemnification or advancement of expenses to or for any director, officer, and/or employee of the

Corporation provided said indemnification is not inconsistent with the provisions of these Bylaws, the Articles of Incorporation of the Corporation, applicable provisions of the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, and the Director's Liability Act, Act of November 28, 1986, P.L. 145, or other applicable provisions of law. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, and/or employee and shall inure to the benefit of the heirs and personal representatives of such person.

                  Section 20.6 No director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, in the director's capacity as a director of the Corporation or pursuant to the request of the Corporation unless (i) the director has breached or failed to perform the duties of his/her office as set forth in the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, and the Director's Liability Act, Act of November 28, 1986, or other applicable provisions of law, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This Bylaw shall not apply to the responsibility or liability of a director for the payment of taxes pursuant to local, state, or federal law, or to the responsibility or liability of a director pursuant to any criminal statute.

                  Section 20.7 This Corporation may, by act of the Board of Directors, create a fund to secure or insure its indemnification obligations under these Bylaws, the Articles of Incorporation of the Corporation, any resolution of Directors or agreement or vote of shareholders as authorized in
Section 20.5 of this Bylaw, applicable provisions of the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, and the Director's Liability Act, Act of November 28, 1986, or other applicable provisions of law.

                                   ARTICLE 21
                               SHARE CERTIFICATES

                  Section 21.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   ARTICLE 22
                               TRANSFER OF SHARES

                  Section 22.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   ARTICLE 23
                                LOST CERTIFICATES

                  Section 23.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in it discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   ARTICLE 24
                                    DIVIDENDS

                  Section 24.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

                  Section 24.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interest of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 25
                        FINANCIAL REPORT TO SHAREHOLDERS

                  Section 25.1 The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                                   ARTICLE 26
                                   INSTRUMENTS

                  Section 26.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the President or the Board of Directors may from time to time designate.

                  Section 26.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation, by the President or other persons as may be designated by him.

                                   ARTICLE 27
                                   FISCAL YEAR

                  Section 27.1 The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                   ARTICLE 28
                           NOTICES AND WAIVERS THEREOF

                  Section 28.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

                  Section 28.2 Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   ARTICLE 29
                                   AMENDMENTS

                  Section 29.1 These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) percent of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) percent of the outstanding shares of Common Stock.